Exhibit 99.2

ALTAIR INTERNATIONAL CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

This Current Report on Form 8-K/A (this “Amendment”) is being filed by Altair International Corporation (the “Company”), to amend its Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2025, in connection with the consummation on March 11, 2025 of the transactions contemplated by that certain Agreement and Plan of Merger, dated February 16, 2024, where the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Premier Air Charter, Inc. (“Premier”), Premier Air Charter Merger Sub, Inc. (“Merger Sub”) and TIPP Aviation, LLC, the sole shareholder of Premier (“TIPP”).

Under the terms of the Merger Agreement, Altair exchanged 85% of its shares of common stock for all 10,000 issued and outstanding shares of Premier common stock and Merger Sub will be merged into Premier (the “Merger”). The officers and directors of Premier will be the officers and directors of Altair following the Merger.

On March 11, 2025, the Company, Premier, Merger Sub and TIPP entered into an Amended Merger Agreement amending various procedural items of the Merger Agreement (the “Amended Merger Agreement”).

On March 11, 2025, the Merger closed whereby Merger Sub merged with and into Premier with Merger Sub ceasing to exist, Premier becoming a wholly owned subsidiary of the Company and the Company issuing TIPP 237,871,049 shares of common stock. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

The following unaudited pro forma condensed combined financial information is based on the financial statements of the Company and Premier Air Charter, Inc.

Premier is a San Diego based jet charter company that provides private charter flights, aircraft management services and aircraft maintenance. The Company has its registered office address at 2006 Palomar Airport Rd., Suite 210, Carlsbad, CA 92011, which is also the principal place of business.

The notes to the unaudited pro forma condensed combined financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Company’s acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements also do not include any integration costs, cost overlap or estimated future transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the results of the combined company. Per Rules 8-05, 11-01 and 11-02 of Regulation S-X, the historical financials of the companies are within one quarter of one another; therefore, no adjustments were made to the periods presented. The adjustments that are included in the following unaudited pro forma condensed combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

ALTAIR INTERNATIONAL CORP.

Unaudited Pro Forma Condensed Combined Balance Sheets

	Altair International Corp. as of December 31, 2024	Premier Air Charter Inc. as of December 31, 2024 (Pre-Merger)		Pro Forma Adjustments	Notes	Pro Forma Adjustments
ASSETS
Cash	$76	$225,228		$–		$225,304
Accounts receivable, net allowance of $72,405		352,944				352,944
Other receivables		230,822				230,822
Due from related parties, current portion	–	179,098		(80,392)	(3)	98,706
Prepaid expenses and other current assets	–	9,025				9,025
Total Current Assets	$76	$997,117		$(80,392)		$916,801
Property and equipment, net	–	6,444,402				6,444,402
Right of use assets - operating	–	5,426,543				5,426,543
Right of use assets - financing	–	12,003,034				12,003,034
Due from related parties, net of current portion	–	–				–
Investment - related party	–	85,474				85,474
Maintenance reserves	–	2,795,488				2,795,488
Total Assets	$76	$27,752,058		$(80,392)		$27,671,742

LIABILITIES AND SHAREHOLDERS' (DEFICIT)
Accounts payable and accrued expenses	$4,000	$2,261,700		$–		$2,265,700
Long-term debt, current portion	14,164	166,410				180,574
Interest payable	20,766					20,766
Convertible notes payable	141,444					141,444
Deferred revenue	–	192,820				192,820
Due to related parties	80,392	31,144		(80,392)	(3)	31,144
Right of use liabilities - operating	–	1,287,785				1,287,785
Right of use liabilities - financing	–	1,091,916				1,091,916
Long-term debt, related parties, current portion	–	326,844				326,844
Total Current Liabilities	$260,766	$5,358,619		$(80,392)		$5,538,993
Right of use liabilities - operating, net of current portion	–	4,138,758				4,138,758
Right of use liabilities - financing, net of current portion	–	9,164,630				9,164,630
Long-term debt, net of current portion	–	3,669,352				3,669,352
Long-term debt, related parties, net of current portion	–	6,980,729				6,980,729
Total Liabilities	$260,766	$29,312,088		$(80,392)		$29,492,462

Shareholders' (Deficit):						–
Preferred stock:par value $0.001; 10,000 shares authorized, no shares issued and outstanding		–	(4)			–
Altair International Corp. Preferred Stock, $.001 par value, 10,000,000 shares authorized, no shares issued	–					–
Altair International Corp. Common Stock $.001 par value 5,000,000,000 shares authorized and 32,803,527 and 251,493,707 proforma, outstanding, respectively	32,804		(4)	218,690	(1)	251,494
Additional paid in capital	17,335,472	40,000	(4)	(17,335,472)	(1)(2)	40,000
Accumulated (Deficit)	(17,628,966)	(1,600,030)	(4)	17,116,782	(2)	(2,112,214)
Total Shareholders' (Deficit)	$(260,690)	$(1,560,030)		$0		$(1,820,720)
Total Liabilities and Shareholders' Deficit	$76	$27,752,058		$(80,392)		$27,671,742

See accompanying notes to the unaudited pro forma condensed combined financial statements

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ALTAIR INTERNATIONAL CORP.

Unaudited Pro Forma Condensed Combined Statements of Operations

	Altair International Corp. for the Twelve Months Ended December 31, 2024	Premier Air Charter, Inc. for the Twelve Months Ended December 31, 2024	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$–	$20,751,139	$–		$20,751,139
Cost of sales	–	18,356,827	–		18,356,827
Gross Profit	$–	$2,394,312	$–		$2,394,312
Operating expenses:
Payroll and related expenses	48,000	1,559,738	–		1,607,738
Selling, general and administrative	103,997	1,985,924	–		2,089,921
Total Operating Expenses	$151,997	$3,545,662	$–		$3,697,659
Loss From Operations	$(151,997)	$(1,151,350)	$–		$(1,303,347)
Other income (expense):
Interest expense	(29,829)	(854,207)	–		(884,036)
Loss on settlement of debt	(205,737)	–	–		(205,737)
Other	–	(185,678)	–		(185,678)
Other Income (Expense), Net	$(235,566)	$(1,039,885)	$–		$(1,275,451)
Net Loss	$(387,563)	$(2,191,235)	$–		$(2,578,798)
Loss Per Share, Basic and Diluted	$(0.01)	$–	$–		$(0.01)
Weighted Average Number of Shares Outstanding Basic and Dilutive	32,803,527		218,690,180	(1)	251,493,707

See accompanying notes to the unaudited pro forma condensed combined financial statements

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NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma statements of operations for the periods presented, is based on the financial statements of the Company and Premier Air Charter, LLC (“Premier”), after giving effect to the Company’s acquisition of Premier and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTE 2 - ACQUISITION OF PREMIER AIR CHARTER, LLC

On February 16, 2024, the Altair International Corp ("Altair") entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Premier Air Charter, Inc. (“Premier”), Premier Air Charter Merger Sub, Inc. (“Merger Sub”), and TIPP Aviation, LLC, the sole shareholder of Premier. Under the terms of the Merger Agreement, Altair will exchange 85% of its shares of common stock (not to exceed 270,000,000 shares) for all issued and outstanding shares of Premier common stock and Merger Sub will be merged into Premier (the “Merger”). The officers and directors of Premier will be the officers and directors of Altair following the Merger. Altair will not transfer any of its liabilities at the closing of the Merger. The closing of the Merger is subject to a number of pre-conditions, including Premier providing two years of audited financial statements by a PCAOB registered accounting firm.

On December 2, 2024, the registrant ("Altair") executed Amendment No. 5 to the Agreement and Plan of Merger (“Amendment 5 to Merger Agreement”) among Premier Air Charter, Inc. (“Premier”), Premier Air Charter Merger Sub, Inc. (“Merger Sub”), and TIPP Aviation, LLC, the sole shareholder of Premier. Under the terms of Amendment 5 to the Merger Agreement, the Outside Date by which the merger by Altair with Premier must be consummated was changed from November 31, 2024 to January 31, 2025. Additionally, the maximum number of shares outstanding upon consummation of the proposed merger was increased from 270,000,000 to 280,000,000. No other changes were made to the Agreement and Plan of Merger.

Following the Closing, Premier will be deemed the accounting predecessor of the Merger and will be the successor registrant for SEC purposes, meaning that Premier’s financial statements for previous periods will be disclosed in the Company’s future periodic reports filed with the SEC.

The Merger is accounted for as a reverse recapitalization. Under this method of accounting, Altair will be treated as the acquired company for financial statement reporting purposes.

NOTE 3 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1)	Adjustment to account for the issuance of 85%, or 218,690,180 of the issued and outstanding common stock of Altair based on 32,803,527 share outstanding at December 31, 2024 for 10,000 shares of Premier Charter, Corp common stock. The actual amount of this adjustment at the close of the merger on March 11, 2025 was 237,871,049 shares based on 41,977,244 shares outstanding.

(2)	Elimination of Additional Paid in Capital of Altair offset to the Altair Accumulated Deficit as the accounting acquiree.

(3)	Elimination of cash advance from Premier to Altair.

(4)	Reconciliation from Premier’s financial statements filed within Altair’s report on Form 10-KT to Premier’s stand-alone financial statements immediately prior to the recapitalization of the equity structure of Altair. Prior to the acquisition, Premier had 10,000 shares of no-par value common stock issued and outstanding.

	Altair International Corp. as of December 31, 2024 as Reported	Pro Forma Adjustments	Notes	Pro Forma Adjusted Premier Air Charter Inc. as of December 31, 2024
Shareholders' (Deficit):
Preferred stock:par value $0.001; 10,000 shares authorized, no shares issued and outstanding	$–	–	(4)	$–
Common stock: par value $0.001; 5,000,000,000 shares authorized; 237,871,049 issued and outstanding	237,871	(237,871)	(4)	–
Additional paid in capital	40,000	–		40,000
Accumulated (Deficit)	(1,837,901)	237,871	(4)	(1,600,030)
Total Shareholders' (Deficit)	(1,560,030)	–		(1,560,030)
Total Liabilities and Shareholders' Deficit	$27,752,058	$–		$27,752,058

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